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As filed with the Securities and Exchange Commission on March 28, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TRIANGLE PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	98-0430762 (IRS Employer Identification No.)

1200 17th Street, Suite 2600
Denver, Colorado 80202
(303) 260-7125
(Address, including zip code, and telephone numbers, including area code, of registrant's principal executive offices)

Jonathan Samuels
President and Chief Executive Officer
Triangle Petroleum Corporation
1200 17th Street, Suite 2600
Denver, Colorado 80202
(303) 260-7125
(Name, address, including zip code, and telephone numbers, including area code, of agent for service)

Copies to:

Richard B. Aftanas, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Telephone: (212) 735-3000
Facsimile: (212) 735-2000/1

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

           If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.    ☐

           If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Security(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, $0.00001 par value(3)	40,040,813	$8.08	$323,529,769.04	$41,670.63

(1)
Represents outstanding shares of common stock offered by the selling security holders. In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the common stock offered hereby shall also be deemed to cover additional securities to be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the shares of common stock as reported on the NYSE MKT on March 24, 2014.

(3)
Represents shares of the registrant's common stock being registered for resale that have been issued to the selling security holders named in the prospectus.

           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated March 28, 2014

PROSPECTUS

40,040,813 Shares

Common Stock

        This prospectus relates to the offer and sale from time to time by certain holders of our shares of common stock. See "Selling Stockholders" for more information regarding such holders of our common stock and the shares of our common stock to which this prospectus relates. The registration of the shares of our common stock does not necessarily mean that any of the shares of common stock will be offered or sold by the selling stockholders. We will receive no proceeds from any sales of the shares of our common stock, but will incur expenses in connection with any offering. See "Selling Stockholders" and "Plan of Distribution."

        The selling stockholders may sell the shares of our common stock offered hereby from time to time on the NYSE MKT or such other national securities exchange or automated interdealer quotation system on which the shares of our common stock are then listed or quoted, through negotiated transactions or otherwise at market prices prevailing at the time of the sale or at negotiated prices.

        Our common stock is traded on the NYSE MKT under the symbol "TPLM." On March 25, 2014, the last reported sale price of our common stock on the NYSE MKT was $8.17.

        Investing in our common stock involves a high degree of risk. You should carefully consider the matters discussed under the section entitled "Risk Factors" on page 2 of this prospectus and included in our periodic reports and other information filed with the Securities and Exchange Commission before investing in our common stock.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2014.

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ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under the shelf registration rules, using this prospectus and, if required, one or more prospectus supplements, the stockholders identified in this prospectus may sell, from time to time, the securities covered by this prospectus in one or more offerings.

        We may provide a prospectus supplement containing specific information about the terms of a particular offering by any of the selling stockholders. The prospectus supplement may also add, update or change information contained in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should also carefully read the additional information and documents described under "Where You Can Find Additional Information."

        You should rely only on the information contained in this prospectus and the accompanying prospectus supplement or incorporated by reference into these documents. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference into this prospectus or the accompanying prospectus supplement. If anyone provides you with different, inconsistent or unauthorized information or representations, you must not rely on them. This prospectus and the accompanying prospectus supplement are an offer to sell only the securities offered by these documents, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or any prospectus supplement is current only as of the date on the front of those documents.

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 SUMMARY

        This summary highlights information contained elsewhere or incorporated by reference into this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our common stock. You should read this entire prospectus carefully, including the section entitled "Risk Factors," any applicable prospectus supplement and the documents that we incorporate by reference into this prospectus and the prospectus supplement, before making an investment decision. Unless the context indicates otherwise, as used in this prospectus, the terms "the Company," "we," "us" and "our" refer to Triangle Petroleum Corporation and its subsidiaries.

Triangle Petroleum Corporation

        We are a growth-oriented, independent energy company focused on the exploration, development and production of unconventional shale oil and natural gas resources in the United States. Our oil and natural gas reserves and operations are primarily concentrated in the Bakken Shale and Three Forks formations of the Williston Basin in North Dakota and Montana. As of October 31, 2013, we held leasehold interests in approximately 94,000 net acres in the Williston Basin, approximately 45,000 of which are in our core focus area primarily in McKenzie and Williams Counties, North Dakota ("Core Acreage"). Our Core Acreage has a high oil saturation, is slightly over-pressured, and has the potential for multiple benches. The remaining approximately 49,000 net acres comprise our Station Prospect located in Roosevelt and Station Counties, Montana.

        Our primary strategy is to grow our production volumes through the efficient development of our operated Bakken Shale and Three Forks drilling inventory. We use pad drilling, which increases efficiencies while controlling costs and minimizing environmental impact. We also use advanced completion, collection and production techniques that optimize reservoir production while reducing costs. We conduct our exploration and production operations through our wholly-owned subsidiary, Triangle USA Petroleum Corporation ("TUSA").

        In an effort to better control key operations, reduce costs, and retain supply chain value in the Williston Basin, which we view as a resource-constrained and cost-heavy basin, we formed RockPile Energy Services, LLC ("RockPile"), our wholly-owned oilfield services subsidiary, and entered into joint venture arrangement with First Reserve Energy Infrastructure Fund to form Caliber Midstream Partners LP ("Caliber"), in which we currently hold a 30% economic interest. RockPile provides pressure pumping and other complementary well completion services, which we believe lowers our realized well completion costs and affords us greater control over completion schedules, quality control and pay cycles. Caliber currently provides fresh and produced water transportation and is contracted to provided oil and natural gas gathering, processing, and stabilization services. We expect that Caliber will reduce the cost and environmental impacts of trucking oil and water and reduce or eliminate the emissions generated by the flaring of produced natural gas. In addition to providing services to TUSA, RockPile and Caliber are focused on growing their respective businesses through securing independent, third-party contracts.

        We were incorporated in the State of Nevada on December 11, 2003 under the name Peloton Resources Inc. On May 10, 2005, we changed our name to Triangle Petroleum Corporation. On November 30, 2012, we changed our state of incorporation from Nevada to Delaware. Our principal executive office is located at 1200 17th Street, Suite 2600, Denver, Colorado 80202 and our telephone number at that address is (303) 260-7125. Our website is www.trianglepetroleum.com. The information on our website is not part of this prospectus.

RISK FACTORS

        An investment in our common stock involves significant risks and should not be made by anyone who cannot afford to lose his or her entire investment. Before deciding to invest in our common stock, you should consider the specific risks described in our annual report on Form 10-K for the fiscal year ended January 31, 2013, as filed with the SEC on May 1, 2013, and in our quarterly report on Form 10-Q for the fiscal quarter ended October 31, 2013, as filed with the SEC on December 9, 2013, the risk factors described under the caption "Risk Factors" in any applicable prospectus supplement, and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See "Where You Can Find Additional Information" on page 4 of this prospectus.

 CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, any prospectus supplement and the documents incorporated by reference into this prospectus contain certain "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to our business, financial condition, liquidity and results of operations. Words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "could," "would," "will," "may," "can," "continue," "potential," "should," and the negative of these terms or other comparable terminology often identify forward-looking statements. Statements in this prospectus and the other documents incorporated by reference that are not historical facts are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended (the "Securities Act"). These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements, including the risks discussed in this prospectus, in our Annual Report on Form 10-K for the fiscal year ended January 31, 2013 in Item 1A under "Risk Factors," and the risks detailed from time to time in our future SEC reports. These forward-looking statements include, but are not limited to, statements about:

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  our future capital expenditures and performance;

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  the amount of oil and gas we produce;

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  our business strategy;

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  our future operating results;

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  anticipated drilling and development;

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  drilling results;

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  closing and integration of significant acquisitions;

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  substantial capital requirements and access to additional capital;

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  our plans for, and the success of, RockPile and Caliber;

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  oil and natural gas realized prices;

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  marketing and distribution of oil and natural gas;

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  government regulation of the oil and natural gas industry;

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  potential regulation affecting hydraulic fracturing;

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  uninsured or underinsured risks; and

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  defects in title to our oil and natural gas interests.

        Many of the important factors that will determine these results are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents incorporated by reference, as of the date of such documents. Except as otherwise required by law, we do not assume any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

 WHERE YOU CAN FIND ADDITIONAL INFORMATION

        This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information contained in this prospectus, any applicable prospectus supplement and documents incorporated by reference into this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these shares of common stock in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock.

        We file reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information filed by us at the SEC's Public Reference Room at 100 F Street NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including Triangle Petroleum Corporation. The address of the SEC website is http://www.sec.gov.

IMPORTANT INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file numbers for the documents incorporated by reference into this prospectus are 001-34945. The documents incorporated by reference into this prospectus contain important information that you should read about us.

        The following documents are incorporated by reference into this document:

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  our annual report on Form 10-K and Form 10-K/A for the fiscal year ended January 31, 2013, as filed with the SEC on May 1, 2013 and May 31, 2013, respectively;

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  our quarterly reports on Form 10-Q for the fiscal quarters ended April 30, 2013, July 31, 2013 and October 31, 2013, as filed with the SEC on June 10, 2013, September 9, 2013 and December 9, 2013, respectively;

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  our current reports on Form 8-K, as filed with the SEC on January 4, 2013, February 14, 2013, March 1, 2013, March 4, 2013, March 13, 2013, April 17, 2013, April 18, 2013, June 20, 2013, July 10, 2013, August 5, 2013, August 6, 2013, August 14, 2013, August 30, 2014, September 17, 2013, October 22, 2013, November 22, 2013 and December 18, 2013 (in each case excluding Items 2.02 or 7.01, which have been "furnished" but not "filed" for purposes of the Exchange Act); and

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  the description of our common stock set forth in our registration statement filed on Form 8-A/A pursuant to Section 12 of the Exchange Act with the SEC on December 5, 2012, and any amendment or report filed for the purpose of updating that description.

        We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial registration statement and prior to effectiveness of the registration statement, and (ii) from the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements.

        We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, other than exhibits which are specifically incorporated by reference into such documents. Requests should be directed to the Chief Financial Officer at Triangle Petroleum Corporation, 1200 17th Street, Suite 2600, Denver, Colorado 80202 or by calling us at (303) 260-7125.

 USE OF PROCEEDS

        The shares of our common stock offered by this prospectus are being registered for the account of the selling stockholders named in this prospectus, in any supplement to this prospectus or in an amendment to the registration statement of which this prospectus forms a part. Therefore, any proceeds from the sale of these shares of our common stock will be received by the selling stockholders for their own account, and we will not receive any proceeds from the sale of any of the shares of our common stock offered by this prospectus.

DESCRIPTION OF CAPITAL STOCK

        The following description of our common stock, together with the additional information we include in any applicable prospectus supplement and in any related free writing prospectuses, summarizes the material terms and provisions of our common stock that we may offer under this prospectus. The following summary of our capital stock is subject in all respects to the applicable provisions of the Delaware General Corporation Law, or the "DGCL", our certificate of incorporation, or our "charter", and our bylaws.

General

        We are authorized to issue up to 140,000,000 shares of common stock, par value of $0.00001, and 40,000,000 shares of preferred stock, par value $0.00001. As of March 25, 2014, we had 85,941,961 shares of outstanding common stock and no share of outstanding preferred stock.

Common Stock

        Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of our common stock will not have the right to cumulate votes in elections of directors. As a result, the holders of our common stock entitled to exercise more than 50% of the voting rights in an election of directors can elect 100% of the directors to be elected in a particular year if they choose to do so. In such event, the holders of the remaining common stock voting for the election of directors will not be able to elect any persons to our board of directors.

        Upon our liquidation, dissolution and winding up, the holders of our common stock are entitled to share ratably in our assets which are legally available for distribution after payment of all debts and other liabilities.

        Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors. Dividends consisting of shares of common stock may be paid to holders of shares of common stock.

        Holders of our common stock do not have preemptive, subscription, redemption or conversion rights. The outstanding shares of our common stock are, and any shares of common stock that we sell in any offering will be, duly authorized, validly issued, fully paid and nonassessable, which means that holders of our common stock will have paid their purchase price in full and we may not require them to pay additional funds.

Preferred Stock

        Our board of directors has the authority, without further stockholder approval, to issue 40,000,000 shares of preferred stock, par value $0.00001 per share, from time to time in one or more series and, within the limitations in our charter, to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any unissued series of preferred stock.

        The issuance of preferred stock, while providing us with flexibility in connection with possible acquisitions and other corporate purposes, could reduce the relative voting power of holders of our common stock. It could also affect the likelihood that holders of our common stock will receive dividend payments or payments upon liquidation.

        Shares of preferred stock could be issued in a financing in which investors purchase preferred stock with rights, preferences and privileges that may be superior to those of our common stock. We could also use the authorized preferred stock for potential strategic transactions, including, among other things, acquisitions, strategic partnerships, joint ventures, restructurings, business combinations and investments.

        Our board of directors has represented that it will not, without prior stockholder approval, approve the issuance or use of any of the preferred stock for any defensive or anti-takeover purpose or for the purpose of implementing any stockholder rights plan. Within these limits, as well as others imposed by applicable law and the NYSE MKT rules, our board of directors may approve the issuance or use of preferred stock for capital raising, financing and acquisition needs or opportunities that has the effect of making an acquisition of us more difficult or costly, as could also be the case if our board of directors were to issue additional shares of common stock.

Business Combinations

        Under the DGCL the approval by the affirmative vote of the holders of a majority of the outstanding stock (or, if the certificate or articles of incorporation, as the case may be, provides for more or less than one vote per share, a majority of the votes of the outstanding stock) of a corporation entitled to vote on the matter is required for a merger or consolidation or sale, lease or exchange of all or substantially all the corporation's assets to be consummated. Our charter does not provide for a required vote that is different than is required in its respective jurisdiction.

State Takeover Legislation

        DGCL Section 203 (the "Delaware Business Combination Law"), in general, prohibits a business combination between a corporation and an interested stockholder within three years of the time such stockholder became an interested stockholder, unless:

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  prior to such time the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans; or

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  at or subsequent to such time, the business combination is approved by the board of directors of the corporation and authorized by the affirmative vote at a stockholders' meeting of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        The term "business combination" is defined to include, among other transactions between an interested stockholder and a corporation or any direct or indirect majority owned subsidiary thereof, a merger or consolidation; a sale, lease, exchange, mortgage, pledge, transfer or other disposition (including as part of a dissolution) of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; certain transactions that would result in the issuance or transfer by the Company of any of its stock to the interested stockholder; certain transactions that would increase the interested stockholder's proportionate share ownership of the stock of any class or series of the corporation or such subsidiary; and any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any such subsidiary.

        In general, and subject to certain exceptions, an "interested stockholder" is any person who is the owner of 15% or more of the outstanding voting stock of the corporation, an affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date, or the affiliates and associates of such person. The term "owner" is broadly defined to include any person that individually or with or through such person's affiliates or associates, among other things, beneficially owns such stock, or has the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote such stock pursuant to any agreement or understanding, or has an agreement or understanding with the beneficial owner of such stock for the purpose of acquiring, holding, voting or disposing of such stock.

        The restrictions of the Delaware Business Combination Law do not apply to corporations that have elected, in the manner provided therein, not to be subject to the Delaware Business Combination Law or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders. We have not opted out of the Delaware Business Combination Law.

Appraisal or Dissenter's Rights

        Under the DGCL, except as otherwise provided by the DGCL, stockholders of a constituent corporation in a merger or consolidation have the right to demand and receive payment of the fair value of their stock in a merger or consolidation. However, except as otherwise provided by the DGCL, stockholders do not have appraisal rights in a merger or consolidation if, among other things, their shares are:

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  listed on a national securities exchange; or

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  held of record by more than 2,000 stockholders;

and, in each case, the consideration such stockholders receive for their shares in a merger or consolidation consists solely of:

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  shares of stock of the corporation surviving or resulting from such merger or consolidation;

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  shares of stock of any other corporation that at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 stockholders;

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  cash in lieu of fractional shares of the corporations described in the two immediately preceding bullet points; or

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  any combination of shares of stock and cash in lieu of fractional shares described in the three immediately preceding bullet points.

Amendments to Charter

        Under the DGCL, unless a corporation's certificate of incorporation requires a greater vote, a proposed amendment to the certificate of incorporation requires an affirmative vote of a majority of the voting power of the outstanding stock entitled to vote thereon and a majority of the voting power of the outstanding stock of each class entitled to vote thereon. Our charter does not require a greater vote. The approval of the holders of a majority of the outstanding shares of any class of capital stock of a corporation, voting separately as a class, is required under the DGCL to approve a proposed amendment to a corporation's certificate of incorporation, whether or not entitled to vote on such amendment by the certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class (except as provided in the last sentence of this paragraph), increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. For this purpose, if a proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class so as to affect them adversely, but would not so affect the entire class, then only the shares of the series so affected by the amendment would be entitled to vote as a separate class on the amendment. Accordingly, a proposed amendment the adverse effect of which on the powers, preferences or special rights of any series of stock does not differ from its adverse effect on the powers, preferences or special rights of any other series of stock would not entitle such series to vote as a class separately from the other series of stock. The authorized number of shares of any class of stock may be increased or decreased (but not below the number of shares of such class outstanding) by the requisite vote described above if so provided in the original certificate of incorporation or in any amendment thereto that created such class of stock or that was adopted prior to the issuance of any shares of such class, or in an amendment authorized by a majority vote of the holders of shares of such class. Our charter does not include any provision requiring greater than a majority of votes to amend our charter, other than provisions relating to (i) amending the bylaws; (ii) removing directors from office; (iii) stockholder action by written consent; (iv) calling a special meeting of stockholders; (v) the number of directors fixed by the bylaws; or (vi) amending the charter, each of which requires approval by 66 2/3% of the voting power of the shares entitled to vote in connection with the election of directors.

Amendments to Bylaws

        Under the DGCL, the power to adopt, alter and repeal bylaws of a corporation is vested in its stockholders, except to the extent that a corporation's certificate of incorporation vests concurrent power in our board of directors or the bylaws state otherwise. Both our charter and our bylaws may be altered or amended by a majority vote of our board of directors or by the affirmative vote of the holders of at least 66 2/3% of the voting power of the shares entitled to vote in connection with the election of directors.

Stockholder Action

        Under the DGCL, unless otherwise provided in a corporation's certificate of incorporation, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent or consents setting forth the action taken is signed by the holders of outstanding stock having not less than a majority of the voting power or the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote upon such action were present and voted. Our charter provides that stockholder action by written consent can only be taken if the consent is signed by all the holders of our outstanding common stock entitled to vote thereon.

        Under the DGCL, directors of a corporation are generally elected by a plurality of the votes cast by the stockholders entitled to vote at a stockholders' meeting at which a quorum is present. Our bylaws provide that a nominee for director may be elected to our board of directors only if the votes cast for such nominee's election exceed the votes cast against such nominee's election (commonly referred to as "majority voting"), except where the number of nominees exceeds the number of directors to be elected, in which case directors shall be elected by a plurality of the votes cast. We have also adopted a policy requiring incumbent directors who do not receive a majority vote in an uncontested election (i.e., where the number of nominees is the same as the number of directors to be elected) to tender his or her resignation to the Nominating and Corporate Governance Committee, which will then make a recommendation to our entire board of directors as to whether to accept or reject the resignation based on factors deemed relevant by the Nominating and Corporate Governance Committee including, without limitation, the stated reason or reasons why stockholders voted against such director's re-election, the qualifications of the director (including, for example, whether the director serves on the audit committee of our board of directors as an "audit committee financial expert" and whether there are one or more other directors qualified, eligible and available to serve on the audit committee in such capacity), and whether the director's resignation from our board of directors would be in the best interests of the company and its stockholders. A copy of the form of director resignation policy is attached as Annex D to our Definitive Proxy Statement filed with the SEC on October 15, 2012.

        With respect to matters other than the election of directors, unless a greater number of affirmative votes is required by the statute or the corporation's certificate of incorporation, if a quorum exists, action on any matter is generally approved by the stockholders if the votes cast by the holders of the shares represented at the meeting and entitled to vote on the matter favoring the action exceed the votes cast opposing the action. In the case of a merger, the affirmative vote of the holders of a majority of the issued and outstanding shares entitled to vote is required under the DGCL.

        Our bylaws provide that matters brought before the stockholders, other than the election of directors, shall be decided by the vote of the holders of a majority of the total number of votes of the Corporation's capital stock represented at the meeting and entitled to vote on such matter, voting as a single class.

Quorum

        Our bylaws provide that one-third of the outstanding shares, present in person or represented by proxy, will constitute a quorum at the meeting.

Nomination Procedures and Stockholder Proposals

        Our bylaws require that nominations (other than by our board of directors or a nominating committee) for the election of directors at a meeting of stockholders must be made by written notice, delivered or mailed by us first class mail not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

Special Stockholder Meetings

        The DGCL provides that a special meeting of stockholders may be called by our board of directors or by such person or persons as may be authorized by the certificate of incorporation or the bylaws. Our charter and bylaws provide that a special meeting of stockholders may be called by the Chairman of the Board, the President, the Secretary or any Assistant Secretary and shall be called by any such officer at the request in writing of our board of directors or a committee designated by our board of directors. Our charter specifically denies stockholders the ability to call a special meeting of stockholders. The DGCL and our bylaws require that a notice of stockholders meeting be delivered to stockholders not less than ten days or more than 60 days before the meeting. The notice must state the place, if any, day and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date of determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting and the purpose for which the meeting is called.

Size of Our Board of Directors; No Classification of Our Board of Directors

        The DGCL permits the certificate of incorporation or the bylaws of a corporation to contain provisions governing the number and terms of directors. However, if the certificate of incorporation contains provisions fixing the number of directors, such number may not be changed without amending the certificate of incorporation. The DGCL permits the certificate of incorporation of a corporation or a bylaw adopted by the stockholders to provide that directors be divided into one, two or three classes, with the term of office of one class of directors to expire each year. Our charter and our bylaws do not provide for a classified board. The DGCL also permits the certificate of incorporation to confer upon holders of any class or series of stock the right to elect one or more directors to serve for such terms and have such voting powers as are stated in the certificate of incorporation, and the terms of office and voting powers of directors so elected may be greater or less than those of any other director or class of directors. No such provisions are contained in our charter. Our bylaws provide for a board of directors of not less than three nor more than fifteen members, to be elected for a one-year term. Within this range, the exact number of directors may be fixed from time to time by resolution of our board of directors.

Removal of Directors

        Unless the certificate of incorporation provides otherwise, the DGCL provides that a director or directors may be removed with or without cause by the holders of a majority in voting power of the shares then entitled to vote at an election of directors, except that members of a classified board of directors may be removed only for cause. Our charter provides that any director or the entire board of directors may be removed from office only by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of our issued and outstanding capital stock entitled to vote in the election of directors.

Vacancies

        Under the DGCL, unless otherwise provided in a corporation's certificate of incorporation or bylaws, vacancies on a board of directors and newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. In addition, if, at the time of the filling of any such vacancy or newly created directorship, the directors in office constitute less than a majority of the whole board of directors (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of outstanding shares entitled to vote for such directors, summarily order an election to fill any such vacancy or newly created directorship, or replace the directors chosen by the directors then in office.

        Our bylaws provide that any vacancies on our board of directors caused by death, resignation, removal or otherwise and newly created directorships resulting from an increase in the number of directors shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by the sole remaining director. Our bylaws also provide that any directors chosen to fill a vacancy on our board of directors or newly created directorships will serve for the remainder of the full term of the class for which such director was chosen and until his successor shall be duly elected and shall have qualified.

Investment Agreement

        In connection with the issuance and sale in July 2012 of our 5% Convertible Promissory Note with an initial principal amount of $120.0 million (the "Convertible Note"), we entered into an Investment Agreement (the "Investment Agreement") with NGP Triangle Holdings, LLC ("NGP") and its parent company. Pursuant to the Investment Agreement, NGP is entitled to designate for election one director to our Board of Directors until the occurrence of a "Termination Event" (as defined in the Investment Agreement). The Investment Agreement further provides that, for so long as at least 50% of the original principal amount of our Convertible Note is outstanding and held by NGP, we will not take certain actions without the prior written consent of NGP. In addition, pursuant to the Convertible Note, for so long as at least 50% of the original principal amount of our Convertible Note is outstanding and held by NGP, we have agreed to (i) obtain the prior written consent of NGP before submitting certain resolutions or matters to a vote of the stockholders, or (ii) require the approval of stockholders as would be required to approve such resolution or matter if the then-outstanding Convertible Note held by NGP had been converted into shares of our common stock immediately prior to the record date for such meeting of stockholders and NGP had voted all of such shares of our common stock against such resolution or matter. The Convertible Note is convertible into shares of our common stock at an initial conversion price of $8.00 per share.

        In March 2013, the Company sold 9,300,000 shares of our common stock in a private placement to two affiliates of NGP. In connection with the private placement, we entered into an amendment to the Investment Agreement. Such amendment provided that the shares of our common stock issued in connection with the private placement will be included when determining whether NGP is entitled to designate for election one director to our Board of Directors.

        The Investment Agreement grants NGP the right to purchase its pro rata share on an as-converted basis of any future equity offerings by the Company until such time as a Termination Event (as defined in the Investment Agreement) occurs. Such rights are subject to customary exclusions such as securities offered in connection with employee benefits plans, business combinations, pro-rata distributions, and stockholder rights plans.

Rights Agreement

        In connection with the issuance and sale in August 2013 of 11,350,000 shares of our common stock in a private placement, we entered into a Rights Agreement (the "Rights Agreement") with ActOil Bakken, LLC ("ActOil"). Pursuant to the Rights Agreement, on the date on which the aggregate amount paid to the Company by ActOil and certain of its affiliates as consideration for shares of our common stock exceeds $150 million, ActOil will be entitled to designate for election one director to our Board of Directors until the occurrence of a "Termination Event" (as defined in the Rights Agreement). The Rights Agreement further provides that so long as (a) 50% or more of the common stock purchased by ActOil in the August 2013 private placement is issued and outstanding and held by ActOil and (b) ActOil owns at least 10% of the then issued and outstanding common stock, without the prior written consent of ActOil, the Company and its subsidiaries shall not incur any indebtedness unless the Consolidated Leverage Ratio (as defined in the Rights Agreement) does not exceed 5.0 to 1.0 (provided that debt outstanding under the Company's senior credit facility and its 5% convertible note issued in July 2012 are excluded from such calculation).

        The Rights Agreement grants ActOil the right to purchase its pro rata share on a fully diluted basis of any future equity offerings by the Company until such time as a Termination Event (as defined in the Rights Agreement) occurs. Such rights are subject to customary exclusions such as securities offered in connection with employee benefits plans, business combinations, pro-rata distributions, and stockholder rights plans.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Listing

        Our common stock is currently quoted on the NYSE MKT under the symbol "TPLM."

SELLING STOCKHOLDERS

        The following table presents, as of March 25, 2014, the number of shares of our common stock beneficially owned by the selling stockholders and the number of shares of our common stock offered by the selling stockholders under this prospectus. The selling stockholders may sell all, some or none of the shares of our common stock offered by this prospectus. In preparing the table below we have assumed that the selling stockholders will sell all of the shares of our common stock covered by this prospectus.

        This prospectus covers the offer for resale by the selling stockholders of:

  •
  19,390,813 shares of our common stock which may be issued to NGP upon conversion of the Convertible Note. The Convertible Note was issued to NGP in a private placement pursuant to a Note Purchase Agreement, dated July 31, 2012, between the Company and NGP. The Convertible Note had an initial principal amount of $120,000,000 and is convertible into shares of our common stock at an initial conversion price of $8.00 per share in accordance with the terms and conditions of the Convertible Note. The Convertible Note accrues interest at a rate of 5.0% per annum, compounded quarterly, to be paid on each December 31, March 31, June 30 and September 30, and on the date of any redemption, conversion or exchange of the Convertible Note. Such interest payments are paid-in-kind by adding to the principal balance of the Convertible Note; provided that, following September 30, 2017, the Company has the option to make such interest payments in cash. As of the date of this prospectus, the Convertible Note has a principal amount of $128,753,940.59, which would be convertible into 16,094,242 shares of our common stock based on a conversion price of $8.00 per share. Assuming the Convertible Note remains outstanding from the date of this prospectus through September 30, 2017, the principal balance of the Convertible Note will increase by an additional $26,372,564.50. As a result, the Convertible Note would have a principal amount of $155,126,505.04, which would be convertible into 19,390,813 shares of our common stock based on a conversion price of $8.00 per share.

  •
  9,300,000 shares of our common stock, which we sold in a private placement to NGP Natural Resources X, L.P. and NGP Natural Resources X Parallel Fund, L.P., each of which are affiliates of NGP, pursuant to a Stock Purchase Agreement, dated March 2, 2013, between the Company and NGP.

  •
  11,350,000 shares of our common stock, which we sold in a private placement to an affiliate of TIAA Oil and Gas Investments, LLC ("TIAA") pursuant to a Stock Purchase Agreement, dated August 6, 2013, between the Company and TIAA.

        In connection with the issuance and sale in July 2012 of the Convertible Note, and pursuant to our obligations under the Investment Agreement, we increased the size of our Board of Directors from five to six members and NGP designated Roy A. Aneed, then a principal and currently a managing director of Natural Gas Partners, to fill such vacancy. Mr. Aneed has been a member of our Board of Directors since July 31, 2012. See "Description of Capital Stock—Investment Agreement." To our knowledge, the selling stockholders do not have, and have not had within the past three years, any other position, office or other material relationship with us or any of our predecessors or affiliates, other than ownership of the Convertible Note and shares of our common stock.

        Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. To our knowledge, each person named in the table below has sole voting and investment power with respect to all of the shares of our common stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table and pursuant to applicable community property laws. The percentages of beneficial ownership set forth below are based on 85,941,961 shares of our common stock outstanding on March 25, 2014. Information below with respect to each selling stockholder's beneficial ownership has been furnished by such selling stockholder.

						Shares Beneficially Owned After Offering(1)
	Shares Beneficially Owned Prior to Offering
				Shares Offered Hereby
Selling Stockholder	Number		%(2)			Number	%(2)
NGP Triangle Holdings, LLC(3)	16,094,242	(4)	15.77%	19,390,813	(5)	—	—
NGP Natural Resources X, L.P.(6)	24,212,649	(7)	23.73%	8,118,407	(8)	—	—
NGP Natural Resources X Parallel Fund, L.P.(9)	1,181,593	(10)	1.37%	1,181,593		—	—
ActOil Bakken, LLC(11)	11,350,000	(12)	13.21%	11,350,000		—	—

(1)
Assumes that the Selling Stockholders will sell all of the shares of our common stock offered pursuant to this prospectus. We cannot assure you that the Selling Stockholders will sell all or any of these shares.

(2)
The percentage of beneficial ownership of the shares of our common stock is based on the number of shares deemed to be beneficially owned by each selling stockholder on March 25, 2014. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act and includes shares as to which the shareholder has sole or shared voting power or investment power and also any shares that the shareholder has the right to acquire within 60 days of the date hereof, whether through the exercise or conversion of any stock option, convertible security, warrant or other right.

(3)
NGP Triangle Holdings, LLC's ("NGP") address is 5221 N. O'Connor Blvd., Suite 1100, Irving, TX 75039. NGP Natural Resources X, L.P. ("NGP X") owns a controlling interest in NGP and, therefore, may be deemed to share voting and dispositive power over the reported securities of NGP and to be the beneficial owner of such securities. GFW X, L.L.C. ("GFW X") and G.F.W. Energy X, L.P. ("G.F.W. Energy") may be deemed to share voting and dispositive power over the reported securities of NGP and therefore may also be deemed to be the beneficial owner of such securities by virtue of GFW X being the sole general partner of G.F.W. Energy, which is the sole general partner of NGP X. GFW X has delegated full power and authority to manage NGP X to NGP Energy Capital Management, L.L.C. ("NGP Management") and accordingly, NGP Management may be deemed to share voting and dispositive power over the reported securities of NGP and therefore may also be deemed to be the beneficial owner of such securities. Each of NGP, NGP X, G.F.W. Energy, GFW X, and NGP Management disclaims beneficial ownership of such securities except to the extent of its pecuniary interest therein.

(4)
Includes 16,094,242 shares of our common stock issuable to NGP upon conversion of the Convertible Note held by NGP with an outstanding principal balance of $128,753,940.59 as of December 31, 2013, at a conversion price of $8.00 per share.

(5)
Includes (i) 16,094,242 shares of our common stock issuable to NGP upon conversion of the Convertible Note held by NGP with an outstanding principal balance of $128,753,940.59 as of December 31, 2013, at a conversion price of $8.00 per share, and (ii) 3,296,571 shares of our common stock which may be issued to NGP upon conversion of the Convertible Note, assuming the Convertible Note remains outstanding from the date of this prospectus through September 30, 2017. Please see above for an explanation of the assumptions underlying our calculation of the aggregate number of shares of common stock which may be issued to NGP upon conversion of the Convertible Note.

(6)
NGP Natural Resources X, L.P.'s ("NGP X") address is 5221 N. O'Connor Blvd., Suite 1100, Irving, TX 75039. NGP X owns a controlling interest in NGP and, therefore, may be deemed to share voting and dispositive power over the reported securities of NGP and to be the beneficial owner of such securities. GFW X and G.F.W. Energy may be deemed to share voting and dispositive power over the reported securities of NGP X and NGP and therefore may also be deemed to be the beneficial owner of such securities by virtue of GFW X being the sole general partner of G.F.W. Energy, which is the sole general partner of NGP X. GFW X has delegated full power and authority to manage NGP X to

  NGP Management and accordingly, NGP Management may be deemed to share voting and dispositive power over the reported securities of NGP X and NGP and therefore may also be deemed to be the beneficial owner of such securities. Each of NGP, NGP X, G.F.W. Energy, GFW X, and NGP Management disclaims beneficial ownership of such securities except to the extent of its pecuniary interest therein.

(7)
Includes (i) 16,094,242 shares of our common stock issuable to NGP upon conversion of the Convertible Note held by NGP with an outstanding principal balance of $128,753,940.59 as of December 31, 2013, at a conversion price of $8.00 per share and (ii) 8,118,407 shares of our common stock issued to NGP X on March 8, 2013 pursuant to the Stock Purchase Agreement, dated March 2, 2013 (the "NGP Stock Purchase Agreement"), between NGP and the Company. Pursuant to an Assignment Agreement, dated as of March 7, 2013 (the "Assignment Agreement"), NGP assigned the right to purchase, pursuant to the NGP Stock Purchase Agreement, 8,118,407 shares of our common stock to NGP X.

(8)
Includes 8,118,407 shares of our common stock issued to NGP X on March 8, 2013 pursuant to the NGP Stock Purchase Agreement and the Assignment Agreement.

(9)
NGP Natural Resources X Parallel Fund, L.P.'s ("NGP Parallel") address is 5221 N. O'Connor Blvd., Suite 1100, Irving, TX 75039. GFW X and G.F.W. Energy may be deemed to share voting and dispositive power over the reported securities of NGP Parallel and therefore may also be deemed to be the beneficial owner of such securities by virtue of GFW X being the sole general partner of G.F.W. Energy, which is the sole general partner of NGP Parallel. GFW X has delegated full power and authority to manage NGP Parallel to NGP Management and accordingly, NGP Management may be deemed to share voting and dispositive power over the reported securities of NGP Parallel and therefore may also be deemed to be the beneficial owner of such securities. Each of NGP Parallel, G.F.W. Energy, GFW X, and NGP Management disclaims beneficial ownership of such securities except to the extent of its pecuniary interest therein.

(10)
Includes 1,181,593 shares of our common stock issued to NGP Parallel on March 8, 2013 pursuant to the NGP Stock Purchase Agreement. Pursuant to the Assignment Agreement, NGP assigned the right to purchase, pursuant to the NGP Stock Purchase Agreement, 1,181,593 shares of our common stock to NGP Parallel.

(11)
ActOil Bakken, LLC's address is c/o Teachers Insurance and Annuity Association of America, 730 Third Avenue, 4th Floor, New York, NY 10017. As reported pursuant to a Schedule 13G filed with the SEC on September 4, 2013, ActOil Bakken, LLC owns 11,350,000 shares of our common stock. ActOil Bakken, LLC is a wholly owned subsidiary of TIAA Oil and Gas Investments, LLC, its sole member. TIAA Oil and Gas Investments, LLC is a wholly owned subsidiary of Teachers Insurance and Annuity Association of America, its sole member. Because of the foregoing relationships, each of ActOil Bakken, LLC, TIAA Oil and Gas Investments, LLC and Teachers Insurance and Annuity Association of America may be deemed to beneficially own all of the shares of our common stock held by ActOil Bakken, LLC.

(12)
Includes 11,350,000 shares of our common stock issued to ActOil Bakken, LLC on August 28, 2013 pursuant to the Stock Purchase Agreement, dated August 6, 2013 (the "TIAA Stock Purchase Agreement"), between TIAA and the Company. Pursuant to an Assignment Agreement, dated as of August 28, 2013, TIAA assigned the right to purchase, pursuant to the TIAA Stock Purchase Agreement, 11,350,000 shares of our common stock to ActOil Bakken, LLC.

PLAN OF DISTRIBUTION

        This prospectus relates to the offer and sale from time to time by the selling stockholders of up to all of the shares of our common stock held by each such selling stockholder as set forth under "Selling Stockholders." The selling stockholders may sell shares from time to time in one or more transactions, which may include underwritten offerings, sales in open market or block transactions on the NYSE MKT, or such other national securities exchange or automated interdealer quotation system on which the shares of our common stock are then listed or quoted, sales in the over-the-counter market, privately negotiated transactions, put or call options transactions relating to the shares, short sales of shares, hedging transactions, or in transactions in which shares may be delivered in connection with issuance of securities by issuers other than the selling stockholders that are exchangeable for or payable in such shares, distributions to beneficiaries of the selling stockholders or a combination of such methods of sale or by any other legally available means, at market prices prevailing at the time of sale, at prices related to prevailing market prices at the time of the sale or at negotiated prices. Such transactions may or may not involve brokers or dealers. None of the selling stockholders have advised us that they have entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the shares of our common stock offered hereby, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholders. In addition, any of the shares covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

        The selling stockholders may effect such transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). In effecting sales, such broker-dealers may arrange for other broker-dealers to participate.

        The selling stockholders may enter into options or other transactions with broker-dealers or other financial institutions who may resell the securities offered hereby pursuant to this prospectus (as supplemented or amended to reflect the transaction).

        If shares of our common stock are sold in an underwritten offering, the shares will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or prices at the time of the sale or at negotiated prices. Any public offering price and any discounts or commissions allowed or reallowed or paid to dealers may be changed from time to time. Underwriters may sell shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

        Depending upon the circumstances of any sale hereunder, any underwriter or broker-dealer who acts in connection with the sale of shares of our common stock hereunder may be deemed to be "underwriters," within the meaning of Section 2(11) of the Securities Act, and any compensation received by them and any profit on any resale of shares sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act.

        The anti-manipulation provisions of Regulation M promulgated under the Exchange Act may apply to sales by the selling stockholders in the market.

        In order to comply with the securities laws of certain jurisdictions, the common stock offered hereby will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the common stock offered hereby may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption or federal preemption from registration or qualification is available and is complied with.

        We have agreed to pay all expenses in connection with the registration of the shares of our common stock being offered hereby. Selling stockholders are responsible for paying broker's commissions, underwriting discounts and any other selling expenses, as well as fees and expenses of selling stockholders' counsel. We have agreed to indemnify the selling stockholders against certain liabilities and expenses relating to the accuracy of our representations and warranties in the purchase and sale agreement, including representations concerning certain information incorporated by reference in this prospectus, which may include liabilities under the Securities Act. We or the selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

        Upon our being notified by a selling stockholder that any material arrangement has been entered into with an underwriter or a broker-dealer for the sale of shares through a special offering, block trade, exchange distribution or a secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares of our common stock involved, (iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (vi) other facts material to the transaction.

        In compliance with the guidelines of the Financial Industry Regulatory Authority, or the FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, will provide opinions regarding the validity of our common stock and may also provide opinions regarding certain other matters. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

        The consolidated financial statements of Triangle Petroleum Corporation and subsidiaries as of January 31, 2013 and 2012, and the years then ended, and management's assessment of the effectiveness of internal control over financial reporting as of January 31, 2013 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP United States, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the January 31, 2013 financial statements refers to a change in the fiscal year end for Rockpile Energy Services LLC, a consolidated subsidiary. The audit report on the effectiveness of internal control over financial reporting as of January 31, 2013, expresses an opinion that Triangle Petroleum Corporation did not maintain effective internal control over financial reporting as of January 31, 2013 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states a material weakness related to ineffective controls related to the identification of proper accounting of contractual service income that resulted in a restatement of the Company's unaudited interim financial statements for the three months ended October 31, 2012, has been identified and included in management's assessment.

        The consolidated financial statements of Triangle Petroleum Corporation and subsidiaries for the year ended January 31, 2011 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP Canada, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        Certain information contained in the documents we incorporate by reference in this prospectus with respect to the oil and natural gas reserves associated with our oil and natural gas prospects is derived from the reports of Cawley, Gillespie & Associates, Inc. and Ryder Scott Company, LP, each an independent petroleum and natural gas consulting firm, and has been incorporated by reference in this prospectus upon the authority of said firms as experts with respect to the matters covered by such reports and in giving such reports.

Triangle Petroleum Corporation

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The expenses relating to the registration and distribution of the securities will be borne by the registrant. Such expenses (except the SEC Registration Fee) are estimated to be as follows:

Amount to be paid
SEC Registration Fee	$41,671
Accounting Fees and Expenses*	$25,000
Legal Fees and Expenses*	$200,000
Printing expenses	$50,000
Transfer Agent and Registrar Fees*	$5,000
Miscellaneous expenses*	$5,000
Total*	$326,671

*
Estimated solely for the purposes of this Item 14. Actual expenses may vary.

Item 15.    Indemnification of Directors and Officers.

        Except to the extent indicated below, there is no charter provision, bylaw, contract, arrangement or statute under which any of our directors or officers are insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such.

        Pursuant to Section 145 of the DGCL, a corporation has the power to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a third-party action, other than a derivative action, and against expenses actually and reasonably incurred in the defense or settlement of a derivative action, provided that there is a determination that the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the individual's conduct was unlawful. Such determination shall be made, in the case of an individual who is a director or officer at the time of such determination:

  •
  by a majority of the disinterested directors, even though less than a quorum;

  •
  by a committee of such directors designated by a majority vote of such directors, even though less than a quorum;

  •
  if there are no disinterested directors, or if such directors so direct, by independent legal counsel; or

  •
  by a majority vote of the stockholders, at a meeting at which a quorum is present.

        Without court approval, however, no indemnification may be made in respect of any derivative action in which such individual is adjudged liable to the corporation.

        The DGCL requires indemnification of directors and officers for expenses relating to a successful defense on the merits or otherwise of a derivative or third-party action.

        The DGCL permits a corporation to advance expenses relating to the defense of any proceeding to directors and officers contingent upon such individuals' commitment to repay any advances unless it is determined ultimately that such individuals are entitled to be indemnified.

        Under the DGCL, the rights to indemnification and advancement of expenses provided in the law are non-exclusive, in that, subject to public policy issues, indemnification and advancement of expenses beyond that provided by statute may be provided by bylaw, agreement, vote of stockholders, disinterested directors or otherwise.

        Our charter provides that we shall have the power to indemnify our directors, officers, employees and agents to the fullest extent permitted by Section 145 of the DGCL. Our bylaws provide that our officers and directors shall be indemnified to the fullest extent permitted by applicable law, and that we shall pay the expenses incurred in defending any proceeding in advance of its final disposition. Payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon the receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified.

        The DGCL provides that a corporation's certificate of incorporation may include a provision limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, no such provision can eliminate or limit the liability of a director for:

  •
  any breach of the director's duty of loyalty to the corporation or its stockholders;

  •
  acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

  •
  violation of certain provisions of the DGCL;

  •
  any transaction from which the director derived an improper personal benefit; or

  •
  any act or omission prior to the adoption of such a provision in the certificate of incorporation.

        Our charter provides that our directors shall not be personally liable to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director except to the extent provided by applicable law for the actions described above.

        We have obtained policies that insure our directors, officers, and certain employees against liabilities they may incur in such capacities. Under these policies, the insurer, on our behalf, may also pay for amounts for which we have granted indemnification to our directors, officers, and certain indemnifiable employees.

Item 16.    Exhibits.

        See the Exhibit Index which is incorporated herein by reference.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (ii)
  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (5)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (i)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (6)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

            The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (i)
      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

      (ii)
      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

      (iii)
      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

      (iv)
      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  (7)
  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (8)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado, on March 28, 2014.

TRIANGLE PETROLEUM CORPORATION
By:	/s/ JONATHAN SAMUELS Jonathan Samuels President and Chief Executive Officer (Principal Executive Officer)
By:	/s/ JUSTIN BLIFFEN Justin Bliffen Chief Financial Officer (Principal Financial Officer)
By:	/s/ STEVEN A. STOPHEL Steven A. Stophel Senior Vice President of Accounting (Principal Accounting Officer)

 SIGNATURES AND POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jonathan Samuels and Justin Bliffen, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any and all additional registration statements relating to the Registration Statement and filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney have been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PETER J. HILL Peter J. Hill	Chairman of the Board	March 28, 2014
/s/ JONATHAN SAMUELS Jonathan Samuels	President, Chief Executive Officer and Director (Principal Executive Officer)	March 28, 2014
/s/ F. GARDNER PARKER F. Gardner Parker	Director	March 28, 2014
/s/ GUS HALAS Gus Halas	Director	March 28, 2014
/s/ RANDAL MATKALUK Randal Matkaluk	Director	March 28, 2014
/s/ ROY ANEED Roy A. Aneed	Director	March 28, 2014

EXHIBIT INDEX

Exhibit Number		Description
1.1	*	Form of Underwriting Agreement.

4.1		Form of Common Stock Certificate of Triangle Petroleum Corporation, filed as Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 3, 2012 and incorporated herein by reference.

5.1	**	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1	**	Consent of KPMG LLP—United States.

23.2	**	Consent of KPMG LLP—Canada.

23.3	**	Consent of Ryder Scott Company, LP.

23.4	**	Consent of Cawley, Gillespie & Associates, Inc.

23.5		Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

24.1		Power of Attorney (included on the signature page hereto).

*
To be filed by amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

**
Filed herewith.